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                                                                   EXHIBIT 10.14


                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is made and entered into as of the 31st day of January, 2003, between INTERFACE, Inc., a Georgia corporation (the "COMPANY"), and RAYMOND S. WILLOCH, a resident of Atlanta, Georgia ("EXECUTIVE").

                                   BACKGROUND

         The Company and Executive entered into an Employment Agreement, dated as of April 1, 1997, as amended by (i) the Amendment to Employment Agreement, dated as of January 6, 1998, and (ii) the Second Amendment to Employment Agreement, dated as of January 14, 1999 (as so amended, the "AGREEMENT"). The parties desire to further amend the Agreement as set forth in this Amendment.

                                   AGREEMENT

         For and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

         2. Section 1 of the Agreement is amended by deleting the first sentence thereof in its entirety and inserting the following two sentences in its place:

                  Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company as Senior Vice President - Administration, General Counsel and Corporate Secretary of the Company, and shall perform such duties and functions for the Company and its subsidiaries and affiliates as shall be specified from time to time by the Chief Executive Officer ("CEO") or Board of Directors of the Company. Executive accepts such employment and agrees to perform such executive duties as may be assigned to Executive.

         3. Section 7(a)(iv) of the Agreement is deleted in its entirety and the following is inserted in its place:

                           (iv) "Products" - (A) carpet tile, broadloom carpet (whether 12-foot, 6-foot or other competitive widths) and resilient textile flooring, (B) specialty interior fabrics (wall, panel, window and upholstery), and (C) specialty chemicals and interior architectural products (including raised/access floors) for contract, commercial, institutional and residential markets and customers.


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         4.       Section 7(a) is further amended by adding the following new
Sections 7(a)(vi) and 7(a)(vii):

                           (vi)     "Services" - the services of an
         administrative and managerial nature that Executive shall provide as a Company executive, and that Executive shall be prohibited from providing (whether as an owner, partner, employee, consultant or in any other capacity) in competition with the Company, in accordance with the terms of this Agreement, which are to manage and supervise, and to have responsibility for, the following aspects of the Company's business: (A) employee benefit plans and programs, (B) compensation, human resources and personnel matters, (C) business development and expansion, including expansion by merger, acquisition, joint venture and other combinations and affiliations, (D) purchasing of non-strategic supplies and materials, and (E) acquisition, development and disposal of real estate and interests in real estate. Executive acknowledges that he has been informed of and had an opportunity to discuss with the Company the specific activities Executive will perform as Services and that Executive understands the scope of the activities constituting Services. Notwithstanding anything herein to the contrary, Services shall not include any of the legal services provided by Executive to the Company during his employment.

                           (vii) "Territory" - North America, which is the geographic area where Executive performs Services for the Company and in which Company continues to conduct business. Executive has been informed of and had an opportunity to discuss with Company the specific territory in which Executive will perform Services. Executive acknowledges that the market for Company Products is worldwide, and that the Territory is the area in which Executive's provision of Services in violation of this Agreement would cause harm to the Company.

         5.       Section 7 is further amended by adding the following as a new
Section 7(g). Current Sections 7(g), (h), (i) and (j) are renumbered as Sections 7(h), (i), (j) and (k), respectively.

                  (g) Limitations on Post-Termination Competition. During employment and for two years after the termination for any reason of Executive's employment, Executive will not provide any Services within the Territory to any person or entity developing, manufacturing, marketing, selling, distributing or installing any Products.

         6. The Agreement, as expressly amended by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.


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         Executive has executed this Amendment, and the Company has caused this
Amendment to be executed by a duly authorized representative, as of the date first set forth above.


                                    THE COMPANY:


                                    Interface, Inc.


                                    By: /s/ Daniel T. Hendrix
                                       ----------------------------------------
                                        Daniel T. Hendrix
                                        President and Chief Executive Officer


                                    EXECUTIVE:


                                    /s/ Raymond S. Willoch
                                    -------------------------------------------
                                    Raymond S. Willoch


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